UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 26, 2009
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ANADIGICS, INC.

(Exact name of registrant as specified in its charter)

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DELAWARE (State or other jurisdiction of incorporation)	000-51532 (Commission File Number)	22-2582106 (IRS Employer Identification No.)

141 Mt. Bethel Road, Warren, New Jersey                                                                                                           07059
          (Address of principal executive offices)                                                                                                                      (zip code)

Registrant’s telephone number, including area code: (908) 668-5000

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (sec General Instruction A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On October 26, 2009, ANADIGICS, Inc. (the “Company”) appointed Greg White, Senior Vice President, RF Products Group, as an executive officer of the Company.  Mr. White has replaced Dr. Ali Khatibzadeh, who resigned from the Company effective November 6, 2009.

In connection with his resignation, the Company entered into a separation agreement and related waiver and release with Dr. Khatibzadeh providing for a severance payment of approximately $1,347,167 and the vesting of outstanding restricted shares and options and continuation of medical coverage for 14 months, which benefits he would have been entitled to under his employment agreement, upon a termination by the Company without cause (which amounts are reflected in the Amendment to Employment Agreement, filed as Exhibit 10.2 to the Company’s Form 8-K filed on January 30, 2009) ..

(c)

On October 26, 2009, the Company appointed Greg White, age 53, Senior Vice President, RF Products Group of the Company.

Mr. White most recently served as Corporate Vice President and General Manager for the Desktop and Embedded Division of Advanced Micro Devices, Inc. (“AMD”).  Prior to AMD, Greg served with increasing responsibility at Freescale Semiconductor and Motorola.

In connection with his appointment, the Company entered into a letter agreement with Mr. White on October 9, 2009, which sets forth the terms and provisions governing Mr. White’s employment.

Pursuant to Mr. White’s agreement he will receive (i) a fixed base salary of $288,002 per year; (ii) the potential to earn an annual bonus targeted at 75 percent of his then current base salary based on the Company’s attainment of financial targets; (iii) the grant on November 2, 2009 of stock options to purchase 20,000 shares of common stock of the Company under the Company’s 2005 Long Term Incentive and Share Award Plan at an exercise price equal to the closing price of the Company’s stock on November 2, 2009, vesting one-third on the one year anniversary of the grant and thereafter in equal quarterly installments until the third anniversary of the grant and expiring ten years from the date of the grant; (iv) the potential to be awarded additional stock options and/or restricted stock pursuant to the Company’s Long Term Incentive and Share Award Plan; and (v) reasonable relocation assistance.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           October 27, 2009

ANADIGICS, Inc.

By:  /s/  Thomas C. Shields

Name:  Thomas C. Shields
                         Title:   Executive Vice President and Chief Financial Officer